EXHIBIT 99.1

Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

XILINX PROVIDES SEPTEMBER QUARTER GUIDANCE

SAN JOSE, CA, SEPTEMBER 6, 2007 -- Xilinx, Inc. (Nasdaq: XLNX) today released its business update for the September quarter of fiscal 2008.

  September quarter sales are expected to be approximately flat sequentially. This is a slight revision from previous guidance calling for sales to be flat to slightly down sequentially.

  Sequential sales growth by geography is tracking as expected with sales from Japan expected to be up, sales from Asia Pacific expected to be approximately flat and sales from North America and Europe expected to be down slightly sequentially.

No conference call will be held in conjunction with this guidance revision. Additional commentary pertaining to the quarter will be available when the company reports its second quarter financial results on October 18, 2007.

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This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words, such as “expect,” “may,” “will,” “could,” “should,” “believe,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar words. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including the general health of global economies as well as of the semiconductor industry, a high reliance on turns business which is defined as business that is booked and shipped within the quarter, the health of our end markets and our customers' customers, our ability to forecast end customer demand, inventory levels at customers and throughout the supply chain, product mix shift to our newer products, which have lower gross margins, customer acceptance of our new products, and other risk factors listed in our most recent Form 10-K filed with the Securities and Exchange Commission. Xilinx assumes no obligation to update any such forward-looking statements or projections.

     About Xilinx

Xilinx, Inc. (NASDAQ: XLNX) is the worldwide leader of programmable logic solutions. Additional information about Xilinx is available at http://www.xilinx.com.